EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.001 per share, of InterNAP Network Services Corporation, a Washington corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 14, 2007.

     This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.

MORGAN STANLEY

By:	/s/ Dennine Bullard

	Name:	Dennine Bullard
	Title:	Authorized Signatory

MORGAN STANLEY VENTURE CAPITAL III, INC.

By:	/s/ Debra Abramovitz

	Name:	Debra Abramovitz
	Title:	Executive Director and Chief Financial Officer

MORGAN STANLEY VENTURE PARTNERS III, L.L.C.

By:	Morgan Stanley Venture Capital III, Inc.,
as Institutional Managing Member

By:	/s/ Debra Abramovitz

	Name:	Debra Abramovitz
	Title:	Executive Director and Chief Financial Officer

MORGAN STANLEY VENTURE PARTNERS III, L.P.

By:	Morgan Stanley Venture Partners III, L.L.C.,
as General Partner
By:	Morgan Stanley Venture Capital III, Inc.,
as Institutional Managing Member of the General
Partner

By:	/s/ Debra Abramovitz

	Name:	Debra Abramovitz
	Title:	Executive Director and Chief Financial Officer

MORGAN STANLEY VENTURE INVESTORS III, L.P.

By:	Morgan Stanley Venture Partners III, L.L.C.,
as General Partner
By:	Morgan Stanley Venture Capital III, Inc.,
as Institutional Managing Member of the General
Partner

By:	/s/ Debra Abramovitz

	Name:	Debra Abramovitz
	Title:	Executive Director and Chief Financial Officer

THE MORGAN STANLEY VENTURE PARTNERS
ENTREPRENEUR FUND, L.P.

By:	Morgan Stanley Venture Partners III, L.L.C.,
as General Partner
By:	Morgan Stanley Venture Capital III, Inc.,
as Institutional Managing Member of the General
Partner

By:	/s/ Debra Abramovitz

	Name:	Debra Abramovitz
	Title:	Executive Director and Chief Financial Officer